BREEZE
BUSINESS CENTER LLC

SUB – LEASE AGREEMENT

The Below Addendum with Contract additional Terms & Conditions between First Party & Second Party will form the Contract.

FIRST PARTY	
Lessor	BREEZE BUSINESS CENTER L.L.C
Trade License No.	1443058
Represented By:	SYED IMRAN BASHIR SYED ARIF BASHIR

SECOND PARTY	
Tenant	AL SHOLA AL MODEA GAS DISTRIBUTION L.L.C
Trade Lic No./ Initial Approval No.	222413
Represented by:	SANJEEB SAFIR SAFIR AHAMED
Passport No/Emirates ID:	Z5557313/ 784-1973-4073518-8
Nationality:	INDIAN
Mob: 0551493583	Email : Niju@fireandsafetyuae.com

KEY LEASE PROVISION:

A.	PROPERTY DETAILS	Office #24 Al Hamsa building (office tower), 3rd Floor, office 307, next to Ansar Gallery, Karama. Dubai					
B.	PAYMENT AND CHARGES						
	Lease Period	Start date		07/01/2026			
		End date		06/01/2027			
C.	Actual Rent Amount	AED 30,857/-					
D.	Special/ Promotion Discount (applicable only for this Contract period)	AED 4,025/- (Applicable only for this contract / above period)					
E.	Discounted Rent amount/Contract value	AED 26,832/-					
F.	Mode of Payment	CASH		CHEQUE		BANK TRANSFER	
		--------------		✓		✓	
G.	Terms of Payment	**BANK NAME**		MUSHREQ			
		BANK TRANSFER	PAID	DATE	06/01/2026	AMOUNT	AED 12,493/-
		CHEQUE	12	DATE	10/04/2026	AMOUNT	AED 6,708/-
		CHEQUE	14	DATE	10/07/2026	AMOUNT	AED 6,708/-
		CHEQUE	13	DATE	10/10/2026	AMOUNT	AED 6,708/-
H.	Admin Fee	AED 1,400/-	----------------	----------------			
I.	Ejari Fee	AED 290/-	----------------	----------------			
J.	Refundable Security Deposit	AED 2,683/-		*Original receipt must be provided by the customer for return of the end of tenancy period*			
K.	Charge per returned cheque	AED 750/- (Seven hundred fifty Dirhams only)		----------------			

5 % VAT of AED 1,411.6/- will be payable on annual Rent and admin fee. The parties further knowledge and accept all terms as set forth herein and that this agreement shall be binding on the Party's successors, assignees and representatives. BREEZE BUSINESS CENTER L.L.C will not be responsible for any financial liabilities of the tenant.

Lessor: BREEZE BUSINESS CENTER L.L.C

Signature:

Date: 07/01/2026

BREEZE BUSINESS CENTER L.L.C

Tenant: AL SHOLA AL MODEA GAS DISTRIBUTION L.L.C

Signature:

Date: 07/01/2026

P.O. Box: 26111 DUBAI - U.A.E. Al Shola Al Modea Gas Distribution (L.L.C)

Contract Additional Terms and Conditions

1. **PURPOSE OF PROPERTY**

- The property is provided for commercial use only for the purpose stated in the tenant's trade license. The property must be used for the purpose indicated in this Agreement and not to be used for any immoral purposes or to operate and conduct any business which is illegal or out of license provided to the business center. Business Center will not bear any liability arising due to any business conducted by the tenant.

2. **INSURANCE**

- Insurance of the contents of the property is the liability of the tenants. Should the Tenant not ensure the contents at the property, the Landlord will not accept any liability for any loss or damage on account of fire, theft, flood accident or any such event leading to a loss to the tenant/ tenant's property and/or Business operations and /or injury/loss of life during the tenancy period.

3. **PAYMENT DETAILS**

- AED 750 will be charged for each returned cheque. Seven (7) calendar days' notice/grace period is provided to settle any due amount to continue to occupy the office, otherwise the tenant would have to pay 5 % of the cheque/ due Amount per calendar day as penalty. Further, the Landlord has the right to terminate the contract and occupy the property without any further notice post the above mentioned 7 calendar days' notice. The Landlord will not bear any liabilities/loss whatsoever towards the tenant, its owners, its employees whether financial, non-financial etc , arising due to this situation.
- The Landlord reserves the right to deduct any amount from the security deposit to cover the cost of unpaid contract amount, bills, tax, fees/charges, legal expenses / court fees or late payment charges and will have the right to terminate the contract with 7 days' notice.
- The Landlord reserves the right to collect 5% VAT of the contract value and any other applicable charges, fees etc.
- Cheques will be presented on the due date. 7 working days' notice will be required before the cheque clearing date only if the cheque is to be replaced with cash payment. Cheques will not be withheld from presentation for any other reason.
- It is not company policy to delay any rent payment Cheques of the tenant at all. However, if allowed exceptionally and purely at the discretion of the Business center management, extension of the cheque up to a maximum of 10 calendar days may be allowed at a flat fee AED 75/- + VAT per day. This fee will need to be paid upfront.

4. **RENEWAL/VACATING OF PREMISES AND RENTAL FEES**

- For the purpose of renewing tenancy contract, landlord and tenant will agree 7 calendar days prior to expiry of the tenancy contract's term and rent. Tenant to give at least 45 days' notice prior to end of tenancy in case of non-renewal. Renewal of the tenancy is purely at the discretion of the landlord. In case of any disagreement, laws of the emirate of Dubai will apply.
- Tenancy can be renewed with original actual rental amount i.e. without the discounted amount (which is offered purely at the discretion of the Business Center Management and any discount is only for this contract) or RERA Index whichever is higher.
- Administrative fee of 5% of the rent amount (subject to a minimum of AED 1,100/-) is payable by the tenant at the time of initial tenancy as well as the renewal.

5. INSPECTION FOR THE PROPERTY

- The tenant will ensure that property handed over by the landlord is in good condition. The Landlord has the right to deduct the cost of any damages or any change to infrastructure/or to the property/any unpaid fees from the Security deposit before refunding the same at the end of the contract. In case the cost of the damage is more than the Security deposit, the tenant agrees to pay the difference.

6. USAGE OF THE OFFICE SPACE

- The Tenant has to comply with all the rules and regulations of the building and the business center.
  - Business Center Office staff timing starts from 9:30am to 5:30 pm on working days and is solely at the discretion of the business Center Management.
  - DEWA, Internet, AC, Dedicated 1 telephone line for every office (extension). Local calls within UAE are free of charge from landline to landline and cooling system is included in the services provided by the Business Center purely at its discretion
  - Normally 2 people will be allowed in Full office. However, a max of 3 persons might be allowed by the landlord purely at his discretion and in case this is exceeded, a charge of AED 350 per month per individual will apply
  - The office premises/space is to be used only for office work/work purposes and any other activity (including but not limited to sleeping) is strictly prohibited. Similarly subleasing of office by the tenant is strictly prohibited. Any violation will lead to immediate cancellation of the contract.

7. BUSINESS SUPPORT

- All tenants have (8) hours of free time to use the meeting room in a month. Exceeding hours will be charged AED 100/hour, subject to availability. Advance 1 Day notice will need to be given to the reception by E mail to schedule the conference room accordingly. A maximum of one and half hours will be allowed for usage per day.
- The tenant accepts that the landlord of the building or the business center management / staff has the right to open the office without taking permission from the tenant in case of any emergency as deemed so by the building owner and or Business center management including but not limited to fire, flooding, any service impacting the business center etc. without any liability whatsoever on the building landlord and/ or on the business center management/owner/staff.

8. OTHER CONDITIONS

- The business center carries no responsibility/liability whatsoever in case of any damage arising out of any incident/accident (whether to a person and/or to physical property) whatsoever including but not limited to fire,flooding, electrical short circuit,slippery floor,damaged infrastructure,etc.
- Access to the office will be blocked within 7 calendar days of giving notice in case of unpaid dues such as rent cheque being bounced or any other payments due remaining unpaid or immediately in case of violation of any policy or Terms and Conditions of the Business Center.
- The Business center is not liable for any damages/losses whatsoever arising from any accident/any incident or failure of any infrastructure provided by the Business Center or any equipment installed by the customer while using the property or its facilities.
- The Landlord is also not liable for any damages/ loss or theft to the car parked on the premises. Overnight parking is not allowed if parking space is provided by the Business Center. Lost parking card will be charged AED 350/- plus VAT.
- No more than 10 visitors are allowed per day to the tenant.
- Smoking is strictly prohibited on the premises. Further a fine of AED 1,000 will apply in case of each violation.
- All meals should be consumed on the designated area only i.e. Pantry, eating inside the offices is strictly prohibited.
- Any services provided are purely at the discretion of the Business Center Management and can be withdrawn without notice.
- Marketing material is not allowed to be pasted/put on the glass door and/or inside or outside the office. Any damage or change to the premises/office done by putting any material in the office without permission will also be deductible from the Security deposit.
- Original receipt must be provided by the customer for refund of security deposit at time of end of tenancy.
- The Business center carries no responsibility/liabilities for any government/ any other regulatory authority approvals. Any such permission is purely the responsibility of the customer.
- The business center also carries no responsibility for any change/upgradation in its existing infrastructure required by the customer to obtain any approval.
- Tenant agrees to ensure maintaining a professional and calm environment. The Tenant shall not in the Business Center commit any act or thing which is or may be an annoyance or nuisance to the Business Center Landlord and /or tenants. Any violation of this will be considered as violation of the contract and lead to immediate termination of the contract. The Landlord is not responsible for any nuisance created by other tenants and will carry no liability for the same whatsoever.
- No equipment other than office equipment such as Computers (crypto mining computers are not allowed) laptops, cell phones, security cameras and printers are allowed in the tenant's office except purely at the discretion of the Business Center Management whose decision will be always binding on the tenant. Client/ tenant is not allowed to install /use any router, DSAP, VPNS etc. on the business center network / infrastructure. AED 1,000/- will apply per violation. Any misuse of the business center facilities (including anything that negatively impacts the business center infrastructure) will lead to immediate termination of the impacted services.
- Charges of AED100/- plus VAT will apply per lost/damaged Access card and AED 100/- plus VAT per lost/damaged key.
- No pets are allowed in the Business Center.
- The Landlord has the right to immediately cancel the contract in case of violation of any terms and conditions of this contract and all the amounts in the contract will become non-refundable.
- No video/ audio recordings and/or social media activity is allowed on the premises of the business center except inside the private office of the customer and that too at the sole responsibility of the customer. The business center will not be responsible for any financial and/or non-financial and/or legal implications of any such activity.
- If any customer/tenant and/or its employees/occupants of the office request the office to be cleaned while they are not inside the office, then it will be done purely at the responsibility of Customer/Tenant and with no liability whatsoever of the Breeze Business Center L.L.C and/ or its employees and/or it's management/owner.
- No tenant/customer is allowed under any circumstances whatsoever to offer any employment to the staff of the business center and if found doing so (directly or indirectly) will be in violation of the tenancy / services contract and will need to vacate the office within 7 days of being so notified and any paid amount will be non-refundable and early termination of tenancy penalty will also apply.
- Air conditioning will not be available from 9:00 pm at night to 8:00 am in the morning and will be non-operational on Sundays and any other national holidays.
- Any violation of the contract terms and conditions will lead to financial and/or non-financial penalties (including cancellation of the contract) as determined by the management of the business center.
- By signing this contract, tenant confirms that they have obtained the necessary regulatory approvals &/or necessary information to take an office in business center with 100 sq.ft ejari and will be fully responsible for any regulatory objections (if any) arising from the same and that all items and conditions of this contract will continue to apply and will be adhered to at all times .

9. PREMATURE TERMINATION OF CONTRACT

- If the tenant wishes to terminate the contract before its expiry date, he/she should give (3) months written notice and 2 months rent from the date of physically vacating the office will be charged as a penalty in any case.

Landlord : BREEZE BUSINESS CENTER L.L.C

Signature:

Date: 07/01/2026

BREEZE BUSINESS CENTER L.L.C Dubai - U.A.E.

Tenant: AL SHOLA AL MODEA GAS DISTRIBUTION L.L.C

Signature:

Date: 07/01/2026

P.O. Box: 26111 DUBAI - U.A.E. Al Shola Al Modea Gas Distribution (L.L.C)